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                                                                      EXHIBIT 20

                                 AMENDMENT TO
                              COMSAT CORPORATION
              DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN


     THIS AMENDMENT TO COMSAT CORPORATION DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN (this "Amendment") is made and adopted by COMSAT CORPORATION, a District of Columbia corporation (the "Corporation"), as of September 18, 1998. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

     WHEREAS, the Corporation has adopted the COMSAT Corporation Directors and Executives Deferred Compensation Plan (as amended, the "Plan");

     WHEREAS, the Corporation reserved the right to amend the Plan pursuant to the terms and conditions thereof;

     WHEREAS, the Corporation desires to amend the Plan, as set forth herein;
and

     WHEREAS, this Amendment was duly adopted by a resolution of the Board of Directors of the Corporation dated as of September 18, 1998.

     NOW THEREFORE, in consideration of the foregoing, the Corporation hereby amends the Plan as follows:

     1. SECTION 7.2 OF THE PLAN IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

     "7.2  Effect of Amendment or Termination.  No amendment or termination of
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the Plan pursuant to Section 7.1 shall adversely affect any Participant's or
Beneficiary's rights or interests in the Plan or shall deprive any Participant or Beneficiary of any part of his or her benefits under the Plan accrued as of the time of such amendment or termination, in each case without the express written consent of each such Participant or Beneficiary so affected. If the Plan is terminated, each Participant shall be paid the full amount of his or her Deferred Compensation Account in accordance with the terms of the Plan and the election(s) made by the Participant thereunder.

     2. THIS AMENDMENT SHALL BE AND IS HEREBY INCORPORATED IN AND FORMS A PART OF THE PLAN.

     3. EXCEPT AS SET FORTH HEREIN, THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT.


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          IN WITNESS WHEREOF, the Corporation has caused this Amendment to the
Plan to be executed by its duly authorized officer as of September 18, 1998.


                                        COMSAT CORPORATION



                                        By: /S/ Paul A Jones
                                            ------------------------
                                        Title: Vice President, Human Resources
                                               & Organizational Development

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